Backblaze Announces Third Quarter 2021 Financial Results

59% Revenue Growth in B2 Cloud Storage, 25% Revenue Growth Overall

San Mateo, CA (December 13, 2021)—Backblaze, Inc. (Nasdaq: BLZE), a leading storage cloud platform, today announced results for its third quarter ended September 30, 2021.

“We delivered continued strong Q3 growth overall, led by rapid 59% revenue growth in B2 Cloud Storage and consistent double-digit growth of 13% in Computer Backup,” said Gleb Budman, CEO of Backblaze. “Our successful IPO in November was an important milestone for the company and a recognition by the markets of the mid-market public cloud storage opportunity. We believe the future is being built on independent clouds, and we plan to use our IPO proceeds to help accelerate future growth in this large and fast-growing market,” continued Mr. Budman.
Third Quarter 2021 Financial Highlights:

•Revenue was $17.3 million, an increase of 25% year-over-year (YoY).
◦B2 Cloud Storage revenue was $6.0 million, an increase of 59% YoY.
◦Computer Backup revenue was $11.2 million, an increase of 13% YoY.
•Gross profit of $8.8 million, or 51% of revenue, compared to $6.7 million and 49% of revenue, in Q3 2020.
•Adjusted gross profit of $12.8 million, or 74% of revenue, compared to $10.0 million and 72% of revenue in Q3 2020.
•Net loss was $6.0 million compared to $1.9 million in Q3 2020.
•Net loss per share was $(0.32) compared to $(0.10) in Q3 2020.
•Adjusted EBITDA was $0.8 million, or 5% of revenue, compared to $2.8 million and 20% of revenue in Q3 2020.
•Cash and cash equivalents were $4.7 million as of September 30, 2021. This does not include net cash proceeds of $103 million from our IPO in November 2021.

Third Quarter 2021 Operational Highlights:

•Annual recurring revenue (ARR) was $70.8 million, an increase of 28% YoY.
◦B2 Cloud Storage ARR was $24.6 million, an increase of 58% YoY.
◦Computer Backup ARR was $46.2 million, an increase of 16% YoY.
•Net revenue retention (NRR) rate was 110% compared to 116% in Q3 2020.
◦B2 Cloud Storage NRR was 129% compared to 139% in Q3 2020.
◦Computer Backup NRR was 103% compared to 109% in Q3 2020.
•Gross customer retention rate was 91% compared to 90% in Q3 2020.
◦B2 Cloud Storage gross customer retention rate was 92% in both Q3 2021 and Q3 2020.
◦Computer Backup gross customer retention rate was 91% compared to 90% in Q3 2020.

Financial Outlook

Based on information available as of December 13, 2021, for the fourth quarter of 2021 we expect:

•Revenue between $17.7 million to $18.2 million.
•Adjusted EBITDA margin between -10% to -6%.

Conference Call Information:

Backblaze will host a conference call today, December 13, 2021, at 2 p.m. PT (5 p.m. ET) to review its financial results.

Attend the webcast here: https://edge.media-server.com/mmc/p/ds4nhqpx
Register and listen via phone here: http://www.directeventreg.com/registration/event/1851278
Phone registrants will receive dial-in information via email.

An archive of the webcast will be available shortly after its completion on the Investor Relations section of the Backblaze website at https://ir.backblaze.com.

About Backblaze

Backblaze is a leading independent cloud provider that makes it astonishingly easy for businesses and consumers to store, use, and protect their data. With nearly two billion gigabytes of data storage under management, the company currently helps approximately 500,000 customers in over 175 countries to back up & archive data, protect it from ransomware, host content, manage media, build their applications, and more. Founded in 2007, the company is headquartered in San Mateo, CA. For more information, please go to www.backblaze.com.

Cautionary Note Regarding Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which involve risks and uncertainties. These forward-looking statements are frequently identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” or other similar terms or expressions that relate to our future performance, expectations, strategy, plans or intentions, and include statements in the section titled “Financial Outlook” and statements regarding the use and impact of our IPO proceeds.

Our actual results could differ materially from those stated in or implied by the forward-looking statements in this press release due to a number of factors, including but not limited to: market competition, including competitors that may have greater size, offerings and resources; the impact of COVID-19 and its variants on our business and the business of our customers, vendors, supply chain and partners; effectively managing growth; disruption in our service or loss of availability of customers’ data; cyberattacks; ability to attract and retain customers; continued growth consistent with historical levels; offer new features on a timely basis; material defects or errors in our software; supply chain disruption; relationships with partners; ability to remediate and prevent material weaknesses in our internal controls over financial reporting; and general market, political, economic, and business conditions. Further information on these and additional risks, uncertainties, assumptions and other factors that could cause actual results or outcomes to differ materially from those included in or implied by the forward-looking statements contained in this release are included under the caption “Risk Factors” and elsewhere in our final prospectus dated November 10, 2021 as filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b)(4) on November 12, 2021 (the “Final Prospectus”), and other filings and reports we make with the SEC from time to time.

The forward-looking statements made in this release reflect our views as of the date of this press release. We undertake no obligation to update any forward-looking statements in this press release, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

To supplement the financial measures prepared in accordance with GAAP, we use non-GAAP adjusted gross margin and adjusted EBITDA margin. These non-GAAP financial measures exclude certain items and are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. We present these non-GAAP measures because management believes they are a useful measure of the company’s performance and provide an additional basis for assessing our operating results. Please see the appendix attached to this press release for a reconciliation of non-GAAP adjusted gross margin and adjusted EBITDA margin to the most directly comparable GAAP financial measures.

A reconciliation of non-generally accepted accounting principles (GAAP) guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses and other factors in the future. For example, stock-based compensation expense-related charges are impacted by the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are difficult to predict with reasonable accuracy and subject to constant change.

Adjusted Gross Profit (and Margin)

We believe adjusted gross profit (and margin), when taken together with our GAAP financial results, provides a meaningful assessment of our performance and is useful to us for evaluating our ongoing operations and for internal planning and forecasting purposes.

We define adjusted gross margin as gross profit, exclusive of stock-based compensation expense, depreciation expense of our property and equipment, and amortization expense of capitalized internal-use software included within cost of revenue, as a percentage of adjusted gross profit to revenue. We exclude stock-based compensation, which is a non-cash item, because we do not consider it indicative of our core operating performance. We exclude depreciation expense of our property and equipment and amortization expense of capitalized internal-use software, because these may not reflect current or future cash spending levels to support our business. We believe adjusted gross margin provides consistency and comparability with our past financial performance and facilitates period-to-period comparisons of operations, as this metric eliminates the effects of depreciation and amortization.

Adjusted EBITDA

We define adjusted EBITDA as net loss adjusted to exclude depreciation and amortization, stock-based compensation, interest expense, income tax provision, unrealized loss on SAFE and gain on extinguishment of debt. We use adjusted EBITDA to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that adjusted EBITDA, when taken together with our GAAP financial results, provides meaningful supplemental information regarding our operating performance by excluding certain items that may not be indicative of our business, results of operations, or outlook. We consider adjusted EBITDA to be an important measure because it helps illustrate underlying trends in our business and our historical operating performance on a more consistent basis.

Key Business Metrics:
Annual Recurring Revenue (ARR)

We define annual recurring revenue (ARR) as the annualized value of all Backblaze B2 and Computer Backup arrangements as of the end of a period. Given the renewable nature of our business, we view ARR as an important indicator of our financial performance and operating results, and we believe it is a useful metric for internal planning and analysis. ARR is calculated based on multiplying the monthly revenue from all Backblaze B2 and Computer Backup arrangements, which represent greater than 98% of our revenue for the periods presented (and excludes Physical Media revenue), for the last month of a period by 12. Our annual recurring revenue for Computer Backup and B2 Cloud Storage is calculated in the same manner as our overall annual recurring revenue based on the revenue from our Computer Backup and B2 Cloud Storage solutions, respectively.

Net Revenue Retention Rate (NRR)

Our overall net revenue retention rate (NRR) is a trailing four-quarter average of the recurring revenue from a cohort of customers in a quarter as compared to the same quarter in the prior year. We calculate our overall net revenue retention rate for a quarter by dividing (i) recurring revenue in the current quarter from any accounts that were active at the end of the same quarter of the prior year by (ii) recurring revenue in the current corresponding quarter from those same accounts. Our overall net revenue retention rate includes any expansion of revenue from existing customers and is net of revenue contraction and customer attrition, and excludes revenue from new customers in the current period. Our net revenue retention rate for Computer Backup and B2 Cloud Storage is calculated in the same manner as our overall net revenue retention rate based on the revenue from our Computer Backup and B2 Cloud Storage solutions, respectively.

Gross Customer Retention Rate

We use gross customer retention rate to measure our ability to retain our customers. Our gross customer retention rate reflects only customer losses and does not reflect the expansion or contraction of revenue we earn from our existing customers. We believe our high gross customer retention rates demonstrate that we serve a vital service to our customers, as the vast majority of our customers tend to continue to use our platform from one period to the next. To calculate our gross customer retention rate, we take the trailing four-quarter average of the percentage of cohort of customers who were active at the end of the quarter in the prior year that are still active at the end of the current quarter. We calculate our gross customer retention rate for a quarter by dividing (i) the number of accounts that generated revenue in the last month of the current quarter that also generated recurring revenue during the last month of the corresponding quarter in the prior year, by (ii) the number of accounts that generated recurring revenue during the last month of the corresponding quarter in the prior year.

Investors Contact

James Kisner,
Vice President of Investor Relations
ir@backblaze.com

Press Contact

Jeremy Milk
Senior Director of Marketing
press@backblaze.com

BACKBLAZE, INC.
CONDENSED BALANCE SHEETS
(in thousands, except share and per share data)
(unaudited)

	September 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$4,684	$6,076
Accounts receivable, net	115	209
Prepaid expenses and other current assets	4,004	2,947
Total current assets	8,803	9,232
Property and equipment, net	40,395	38,746
Capitalized internal-use software, net	7,719	5,682
Other assets	3,480	809
Total assets	$60,397	$54,469
Liabilities, Convertible Preferred Stock and Stockholders’ Deficit
Current liabilities:
Accounts payable	$1,403	$1,710
Accrued expenses and other current liabilities	4,089	3,596
Accrued value-added tax (“VAT”) liability	2,275	1,533
Capital lease liability and lease financing obligation, current	11,966	11,320
Deferred revenue, current	21,127	17,587
Debt, current	—	628
Total current liabilities	40,860	36,374
Capital lease liability and lease financing obligation, non-current	17,238	17,886
Deferred revenue, non-current	3,367	1,801
Other long-term liabilities	698	820
Simple agreement for future equity (“SAFE”) notes	10,359	—
Debt, non-current	—	1,644
Total liabilities	$72,522	$58,525
Commitments and contingencies
Convertible Preferred Stock
Convertible preferred stock, $0.001 par value; 9,000,000 shares authorized as of September 30, 2021 and December 31, 2020; 3,359,195 issued and outstanding with aggregate liquidation preference of $2,852 as of September 30, 2021 and December 31, 2020, respectively	2,784	2,784
Stockholders’ Deficit
Common stock, $0.001 par value; 36,000,000 shares authorized as of September 30, 2021 and December 31, 2020; 18,936,698 and 18,614,905 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	5	5
Additional paid-in capital	11,824	7,794
Accumulated deficit	(26,738)	(14,639)
Total stockholders’ deficit	(14,909)	(6,840)
Total liabilities, convertible preferred stock and stockholders’ deficit	$60,397	$54,469

BACKBLAZE, INC.
CONDENSED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

Revenue	$17,320	$13,817	$48,782	$39,196
Cost of revenue	8,519	7,097	24,275	18,775
Gross profit	8,801	6,720	24,507	20,421
Operating expenses:
Research and development	5,338	3,300	14,314	9,132
Sales and marketing	5,025	2,956	13,149	8,379
General and administrative	3,104	1,519	8,261	4,157
Total operating expenses	13,467	7,775	35,724	21,668
Loss from operations	(4,666)	(1,055)	(11,217)	(1,247)
Interest expense	(968)	(793)	(2,686)	(1,946)
Gain on extinguishment of debt	—	—	2,299	—
Unrealized loss on SAFE	(359)	—	(359)	—
Loss before provision for income taxes	(5,993)	(1,848)	(11,963)	(3,193)
Income tax provision	—	(12)	(136)	(12)
Net loss	$(5,993)	$(1,860)	$(12,099)	$(3,205)
Net loss per share, basic and diluted	$(0.32)	$(0.10)	$(0.64)	$(0.17)
Weighted average shares used in computing net loss per share, basic and diluted	18,936,698	18,614,869	18,775,908	18,607,705

BACKBLAZE, INC.
CONDENSED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2021	2020

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(12,099)	$(3,205)
Adjustments to reconcile net loss to net cash provided by operating activities:
Gain on extinguishment of Paycheck Protection Program (“PPP”) loan	(2,299)	—
Unrealized loss on SAFE	359	—
Depreciation and amortization	12,041	9,111
Stock-based compensation	3,611	1,214
Amortization of deferred contract costs	579	489
(Gain) loss on disposal of assets and other	(17)	12
Changes in operating assets and liabilities:
Accounts receivable	94	(11)
Prepaid expenses and other current assets	(1,985)	(1,546)
Other assets	(256)	272
Accounts payable	(258)	(449)
Accrued expenses and other current liabilities	444	1,297
Accrued VAT liability	742	43
Deferred revenue	5,105	1,743
Other long-term liabilities	(97)	596
Net cash provided by operating activities	5,964	9,566
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from disposal of property and equipment	17	—
Purchases of property and equipment, net	(6,893)	(1,776)
Capitalized internal-use software costs	(3,013)	(2,163)
Net cash used in investing activities	(9,889)	(3,939)
CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on capital lease and lease financing obligations	(8,715)	(7,701)
Payments of deferred offering costs	(1,807)	—
Proceeds from PPP	—	2,272
Proceeds from SAFE	10,000	—
Proceeds from lease financing	2,907	—
Proceeds from exercises of stock options	148	19
Net cash provided by (used in) financing activities	2,533	(5,410)
Net (decrease) increase in cash and cash equivalents	(1,392)	217
Cash and cash equivalents at beginning of period	6,076	6,978
Cash and cash equivalents at end of period	$4,684	$7,195
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$2,578	$1,955
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Stock-based compensation capitalized internal-use software	$271	$159
Equipment acquired through capital lease obligations	$8,895	$20,538
Accruals related to purchases of property and equipment	$250	$4
Extinguishment of PPP loan	$2,299	$—

BACKBLAZE, INC.
RECONCILIATION OF GAAP TO NON-GAAP DATA
(in thousands)
(unaudited)

Adjusted Gross Profit and Adjusted Gross Margin

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2021	2020	2021	2020

Gross profit	$8,801	$6,720	$24,507	$20,421
Adjustments:
Stock-based compensation	139	34	333	57
Depreciation and amortization	3,896	3,224	11,580	8,758
Adjusted gross profit	12,836	9,978	36,420	29,236
Gross margin	51%	49%	50%	52%
Adjusted gross margin	74%	72%	75%	75%

Adjusted EBITDA

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2021	2020	2021	2020

Net loss	$(5,993)	$(1,860)	$(12,099)	$(3,205)
Adjustments:
Depreciation and amortization	4,059	3,362	12,041	9,111
Stock-based compensation	1,448	471	3,611	1,214
Interest expense	968	793	2,686	1,946
Income tax provision	—	12	136	12
Unrealized loss on SAFE	359	—	359	—
Gain on extinguishment of debt	—	—	(2,299)	—
Adjusted EBITDA	$841	$2,778	$4,435	$9,078

BACKBLAZE, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
(in thousands)
(unaudited)

Stock-based Compensation

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2021	2020	2021	2020

Cost of revenue	$139	$34	$333	$57
Research and development	466	195	1,377	536
Sales and marketing	489	137	1,057	386
General and administrative	354	105	844	235
Total stock-based compensation expense	$1,448	$471	$3,611	$1,214